UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 26, 2012

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

NYSE Euronext (the “Company”) has entered into an amended and restated employment agreement with Duncan L. Niederauer, our CEO, and recalibrated his equity incentive compensation to include a performance-based element in the form of performance share units (“PSUs”). The Company has taken these actions to retain and incentivize our high performing CEO at a critical juncture for the Company following the termination of the proposed business combination with Deutsche Börse. The employment agreement is intended to help ensure the stability and continuity of our management team, and the PSUs, which vest based on relative total shareholder return (“TSR”), will further strengthen the link between our CEO’s compensation and shareholder value creation.

Amended and Restated Employment Agreement with our CEO

Under his amended and restated agreement, Mr. Niederauer has agreed to waive his right to the golden parachute tax gross-up in his original employment agreement. This right required the Company to reimburse Mr. Niederauer for the 20% excise tax that would be imposed on him under Section 4999 of the Internal Revenue Code if the amount of the payments and benefits that he would receive in connection with a change in control exceeded a specified threshold. In addition, Mr. Niederauer has agreed to a contingent cutback whereby the amount of these payments and benefits will be reduced to the maximum amount that will not trigger the excise tax if it leaves him in a better after-tax position. The waiver of the excise tax and the contingent cutback will benefit the Company by eliminating the excise tax reimbursement and, if the cutback applies, by reducing the amount of the change in control payments and benefits, and also by reducing or eliminating the amount of the Company’s corresponding lost compensation deduction under Section 280G of the Internal Revenue Code.

In exchange for this waiver and contingent cutback, the amended and restated employment agreement restores the severance amount that applied under the original agreement during the first three years of the term and simplifies the agreement by providing for the same severance amount to be paid in “change in control” (as defined in our 2008 Omnibus Incentive Plan) terminations and non-“change in control” terminations. The amended and restated agreement provides that, on termination of Mr. Niederauer’s employment by the Company without “cause” or by Mr. Niederauer for “good reason” (as such terms are defined in his employment agreement), Mr. Niederauer is entitled to severance in an amount equal to two times his annual base salary plus target bonus. Under his original agreement, from the third anniversary of the agreement on May 29, 2011, this severance amount was reduced to one times his annual base salary plus target bonus (unless the termination occurred in connection with or anticipation of, or within two years after, a “change in control”, in which case the two times multiple applied).

Performance Share Unit Grants to our CEO

Each PSU award represents the right to receive between 0% and 200% of the shares of NYSE Euronext common stock underlying the award based on the Company’s TSR relative to the TSR of the S&P 500 for the applicable three-year performance period. Under his amended and restated employment agreement, Mr. Niederauer is entitled to receive a PSU award in each of 2012, 2013, 2014 and 2015, with the grant date number of shares underlying each award equal to $3,000,000 divided by the closing price of a share on the day before the grant date. The Human Resources and Compensation Committee has approved the 2012 award, which will be granted following the release of the Company’s first quarter 2012 financial results. Each award will vest at the end of the applicable three-year performance period, subject generally to Mr. Niederauer’s continued employment and the level of achievement of the applicable relative TSR goal.

If the Company’s TSR equals the TSR of the S&P 500 for the performance period applicable to a PSU award, 100% of the shares underlying the award will be distributed. Each PSU award will be subject to a threshold relative TSR goal that, if met, will result in distribution of 75% of the underlying shares. The threshold will be met if the Company’s TSR is 25 percentage points less than the TSR of the S&P 500. If the threshold is not met, no shares will be distributed, and the PSUs will be forfeited in their entirety. Each PSU award is also subject to a maximum relative TSR goal that, if met, will result in distribution of 200% of the underlying shares. The maximum will be met if the Company’s TSR is 100 percentage points more than the TSR of the S&P 500. If the maximum is exceeded, no additional shares will be distributed. In addition, each PSU award is subject to a maximum payout such that the fair market value of the distributed shares (valued as of the end of the performance period) is capped at $6,000,000.

On termination of Mr. Niederauer’s employment by the Company without “cause,” by him for “good reason” or due to his death or “disability” (as such term is defined in his employment agreement), the PSUs will vest, and the underlying shares will be distributed, at the end of the performance period in an amount based on the level of achievement of the relative TSR goal for the entire period, pro-rated to reflect the portion of the period that Mr. Niederuaer was employed. In addition, under the award agreement for the 2012 grant, following his “retirement” (as defined in our 2008 Omnibus Incentive Plan), Mr. Niederauer will continue to be eligible to vest in the PSUs as if he had remained employed through the end of the applicable performance period, subject to the achievement of the relative TSR goal for the entire period.

The above description of Mr. Niederauer’s amended and restated employment agreement and the PSU grants to Mr. Niederauer does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Niederauer’s Amended and Restated Employment Agreement and the Form of Performance Stock Unit Award Agreement filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of March 26, 2012, between Duncan L. Niederauer and NYSE Euronext.

10.2	Form of Performance Share Unit Award Agreement pursuant to the NYSE Euronext Omnibus Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Date: March 26, 2012	By:	/s/ Janet L. McGinness
		Name:	Janet L. McGinness
		Title:	Executive Vice President & Corporate Secretary

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